UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 31, 2024

Bionano Genomics, Inc.
(Exact Name of Registrant as Specified in its Charter)

Delaware	001-38613	26-1756290
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9540 Towne Centre Drive, Suite 100 San Diego, California	92121
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (858) 888-7600

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	BNGO	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

Settlement Agreement and First Amendment to Securities Purchase Agreement and Debentures

On December 31, 2024, Bionano Genomics, Inc. (the “Company”) entered into a settlement agreement and amendment (the “Amendment”) relating to its outstanding senior secured convertible debentures due May 24, 2026 (the “Debentures”) with certain accredited investors (the “Investors”) and JGB Collateral LLC, as collateral agent for the Investors (the “Collateral Agent”). Pursuant to the Amendment, the parties agreed that there will be no redemptions of any of the Debentures for the month of December 2024 and also agreed to modify certain terms of the Debentures, including to: reduce the maximum monthly redemption payable to Investors from $1,000,000 to $500,000 from January 2025 to July 2025; increase the maximum monthly redemption payable to Investors from $1,000,000 to $1,375,000 beginning in August 2025 until the Debentures are repaid in full; and reduce the conversion price to convert outstanding principal amounts of the Debentures to shares of the Company’s common stock from $2.00 to $0.27 (the “Conversion Price Adjustment”). As a result of this Conversion Price Adjustment, the $15,000,000 outstanding aggregate principal amount of the Debentures will be convertible into 55,555,556 shares of common stock, of which 45,555,556 shares have not been previously registered under the Securities Act of 1933, as amended (the “Securities Act”) (the “Unregistered Conversion Shares”). As consideration for the Amendment, the Company agreed to issue the Investors 5,000,000 shares of the Company’s common stock (the “New Shares” and, together with the Unregistered Conversion Shares, the "Shares") and to forbear from issuing a redemption notice under the Debentures to the Investors prior to July 31, 2025.

The Shares are being offered and sold by the Company in a transaction not involving a public offering under Section 4(a)(2) of the Securities Act and have not been registered under the Securities Act or applicable state securities laws. Accordingly, the unregistered Shares may not be reoffered or resold in the United States except pursuant to an effective registration statement or an applicable exemption from the registration requirements of the Securities Act and such applicable state securities laws. Pursuant to the Amendment, the Company has agreed to, not later than January 7, 2025 file a registration statement with the Securities and Exchange Commission (the “SEC”) covering the resale of the Shares.

The foregoing description of the material terms of the Amendment is not complete and is qualified in its entirety by reference to the full text of the Amendment, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 3.02	Unregistered Sales of Equity Securities.

The information required by this Item 3.02 relating to the Shares and the Unregistered Conversion Shares is set forth under Item 1.01 of this Current Report on Form 8-K and is incorporated herein by reference. The Shares were issued in a transaction not involving public offering under Section 4(a)(2) of the Securities Act as a transaction not requiring registration under the Securities Act and was made without general solicitation or advertising. Pursuant to the Amendment, the Investors each represented that it is an accredited investor and that it is acquiring the Shares for investment purposes only and not with a view to any resale, distribution or other disposition of such Shares in violation of the Securities Act.

Item 7.01	Regulation FD Disclosure.

On December 31, 2024, the Company issued a press release announcing that it had entered into the Amendment. A copy of the press release is attached hereto as Exhibit 99.1.

The information in this Item 7.01 and the related exhibit are being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any filing under the Securities Act or the Exchange Act whether made before or after the date of this report, except as shall be expressly set forth by specific reference in such a filing.

Forward-Looking Statements

This Current Report on Form 8-K contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, including, without limitation, statements relating to the Company’s expectations regarding the registration of the Shares, that involve risks and uncertainties. These forward-looking statements are based upon the Company’s current expectations. Actual results could differ materially from these forward-looking statements as a result of certain factors, including the risks detailed in the Company’s filings with the SEC, including the Company’s Annual Report on Form 10-K for the year ended December 31, 2023, and the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2024. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this Current Report on Form 8-K. The Company undertakes no duty to update such information except as required under applicable law.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description
4.1	Settlement Agreement and First Amendment to Debentures dated December 30, 2024
99.1	Press Release dated December 31, 2024
104	Inline XBRL for the cover page of this Current Report on Form 8-K

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 3, 2025	Bionano Genomics, Inc.

	By:	/s/ R. Erik Holmlin, PhD.
R. Erik Holmlin, Ph.D.
President and Chief Executive Officer (Principal Executive Officer)